Exhibit 99.1

Avnet Names Rick Hamada Chief Executive Officer, Effective July 4, 2011
Roy Vallee to Continue as Executive Chairman

Phoenix, Ariz. – February 14, 2011 – Avnet, Inc. (NYSE:AVT), a leading global technology distributor, announced today that the Board of Directors has promoted Rick Hamada, 53, to Chief Executive Officer (CEO) effective July 4, 2011, concurrent with the beginning of Avnet’s new fiscal year.  Hamada, who currently serves as Avnet’s President and Chief Operating Officer (COO), has also been appointed to the Company’s Board of Directors, effective immediately. Roy Vallee, Avnet’s current Chairman and CEO, will continue to serve as Executive Chairman. These moves are a culmination of a multi-year CEO succession planning process.

Hamada has been with Avnet since 1983 and has a strong track record of performance and team success. He started his career with Avnet as a technical support specialist and rose through the ranks to take on key leadership responsibilities in sales, marketing, and business development. In July 2006, Hamada was named COO and has been directly responsible for Avnet’s operating groups, Electronics Marketing and Technology Solutions, as well as global logistics operations, information technology, operational excellence and business innovation. Prior to COO, Hamada had served as president of Technology Solutions since January 2002, driving profitable growth and global expansion, while achieving Avnet’s highest return on capital performance. Hamada was first elected a corporate officer of Avnet in 1999, is a member of Avnet’s Executive Board and chairs Avnet’s Global Executive Council. He is a graduate of San Diego State University.

“I am very excited about our future and the privilege to lead this great team and company,” said Hamada.  “I look forward to working closely with Roy, our Board and our outstanding global team to deliver on Avnet’s key business objectives and commitments for fiscal year 2012 and beyond. I remain personally and deeply committed to accelerating the success of our customers, suppliers, employees and shareholders by maintaining a focus on our performance and values-based culture of excellence and our value based management approach to managing, investing in and defining profitable growth across the Avnet enterprise.”

Vallee has been with Avnet for 34 years and is completing his 13th year as Chairman and CEO. During his tenure as CEO, Avnet has quadrupled sales while significantly improving return on capital employed and cash flow by establishing and driving value based management principles globally. As Executive Chairman, Vallee will continue to provide Board leadership, focus on a smooth transition, and be actively involved in selected business development efforts, including strategic mergers and acquisitions.

“It has been a privilege to serve as Avnet’s CEO these past 13 years. With Rick completing his fifth successful year as COO and the business performing well, this is the perfect time for me to transition these duties. I look forward to working closely with Rick and our Board to ensure a seamless transition, while contributing in new ways to the success of Avnet’s stakeholders,” said Vallee.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “expect,” believe,” “forecast,” and “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance, business prospects or market conditions. Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, any significant and unanticipated sales decline, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet, Inc.
Avnet, Inc. (NYSE:AVT), a Fortune 500 company, is one of the largest distributors of electronic components, computer products and embedded technology serving customers in more than 70 countries worldwide. Avnet accelerates its partners’ success by connecting the world’s leading technology suppliers with a broad base of more than 100,000 customers by providing cost-effective, value-added services and solutions.  For the fiscal year ended July 3, 2010, Avnet generated revenue of $19.16 billion. For more information, visit www.avnet.com. (AVT—IR)

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Investor Relations Contact:
Avnet, Inc.
Vincent Keenan
Investor Relations
(480) 643-7053
investorrelations@avnet.com

Public Relations Contact:
Michelle Gorel
Vice President, Public Relations
Avnet, Inc.
480-643-7653
michelle.gorel@avnet.com